Your Internet Defender, Inc. 8-K/A

Exhibit 10.27

COMMON STOCK REPURCHASE AGREEMENT

This COMMON STOCK REPURCHASE AGREEMENT (this “Agreement”) is made as of August 12, 2014, by and between Your Internet Defender Inc., a Nevada corporation (“Company”), and the undersigned shareholders, Susan Coyne and Teresa Bray (“Shareholders”).

WHEREAS, Company entered into that certain Securities Exchange and Acquisition Agreement (the “Securities Exchange Agreement”), dated as of August 5, 2014, between Company and Corindus, Inc., a Delaware corporation (“Corindus”), pursuant to which, among other things, Company acquired 100% of the outstanding capital stock of Corindus (the “Transactions”).

WHEREAS, the execution and delivery of this Agreement is required in connection with the Securities Exchange Agreement, and the repurchase of the common stock, par value $0.0001 per share, of Company (the “Common Stock”) contemplated by this Agreement is also a condition to the completion of the Transactions.

WHEREAS, Shareholders desire to sell the number of shares set forth beside each of their names on the signature page hereof and Company desires to repurchase from Shareholders an aggregate of 31,143,700 shares of Common Stock (the “Shares”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

REPURCHASE OF SHARES

1.1          Purchase and Sale. Shareholders hereby sell to Company the Shares, free and clear of any and all claims, liens, pledges, options, charges, security interests, encumbrances or other rights of third parties, and Company hereby purchases such Shares from Shareholders for an aggregate purchase price of Three Thousand One Hundred Fourteen Dollars and 37/100 Dollars ($3,114.37) (the “Purchase Price”).

1.2          Closing; Delivery. The closing of the purchase and sale of the Shares pursuant to this Agreement (the “Closing”) shall occur simultaneously with the execution of this Agreement by the parties. At the Closing, subject to the terms and conditions of this Agreement, Shareholder shall deliver to Company a statement from the Company’s transfer agent representing the Shareholder’s ownership of the Shares held in book entry form, along with a duly endorsed, medallion guaranteed Assignment Separate from Certificate in favor of Company, against payment of the aggregate purchase price for the Shares, which shall be made by check or wire transfer, as designated by Shareholders.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

In connection with the purchase and sale of the Shares, each Shareholder makes the following representations and warranties for the benefit of Company:

2.1          Authorization. Shareholder has the legal capacity and full power and authority to execute and deliver this Agreement and to perform Shareholder’s obligations hereunder, and has taken all actions necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated by this Agreement.

2.2          Due Execution and Delivery. Shareholder represents that this Agreement has been duly executed and delivered by her and constitutes the legal, valid and binding obligation of Shareholder enforceable in accordance with the terms hereof (subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles).

2.3          Title to Shares. Shareholder owns all right, title and interest (legal and beneficial) in and to the Shares, free and clear of all Liens other than restrictions under federal and state securities laws. Upon delivery of the Shares to Company and payment to Shareholder of the Purchase Price, Company will acquire good, valid and marketable title to such Shares free and clear of all Liens other than (i) restrictions under federal and state securities laws, and (ii) any Liens created by Company. For the purposes of this Agreement, “Lien” shall mean any lien, pledge, claim, security interest, encumbrance, charge, restriction or limitation of any kind, whether arising by agreement, operation of law or otherwise.

2.4          No Conflicts. The execution and delivery of this Agreement and the performance by Shareholder hereunder does not and will not result in the breach or violation of any of the terms or provisions of, or constitute a default under, or accelerate the performance required by the terms of any material indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument to which she is a party or by which she is bound, nor will any such action result in any violation of the provisions of any material statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Shareholder or her property.

2.5          Litigation. There is not pending or, to Shareholder’s knowledge, threatened against Shareholder (or any affiliate thereof) any action, suit or proceeding at law or in equity before any court, tribunal, governmental body, agency or official or any arbitrator relating to the Shares or that might affect the legality, validity or enforceability against Shareholder of this Agreement or Shareholder’s ability to perform her obligations hereunder. To the knowledge of Shareholder, there is no lawsuit, proceeding or investigation pending or threatened against Shareholder that would, if adversely determined, prevent or materially delay consummation of the transactions contemplated hereby.

2.6          Information Regarding the Shares. Shareholder has been furnished with such documents, materials and information as Shareholder deems necessary or appropriate for evaluating the financial condition of Company, including information regarding the Transactions, and has had the opportunity to ask questions of, and receive answers from, the officers of Company, concerning Company and the terms and conditions of the Transactions. Shareholder acknowledges and explicitly agrees that although she has received certain information from Company as to its financial condition and other matters and the Transactions, Shareholder understands that the Shares may be worth more than the Purchase Price to be paid to Shareholder but that Shareholder is desirous for her own reasons to pursue the sale of the Shares at the Purchase Price to be paid to Shareholder by Company. Further, Shareholder acknowledges that, in conjunction with the Transactions, Company expects to consummate a financing, and in the months following the Transactions to conduct additional financings, in each case, at prices substantially higher than the price per share of the Shares.

2.7          No Broker. Shareholder has not, directly or indirectly, dealt with anyone acting in the capacity of a finder or broker, nor has Shareholder incurred any obligations for any finder’s or broker’s fee or commission, in connection with the transactions contemplated by this Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF COMPANY

In connection with the purchase and sale of the Shares, Company makes the following representations and warranties for the benefit of Shareholder:

3.1          Authorization. Company represents that it is duly incorporated, validly existing and in good standing under the laws of Nevada and has all necessary power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement, without the consent, waiver, approval or authorization of, or filing with, any other person or entity or under any applicable law, and has taken all actions necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated by this Agreement.

3.2          Due Execution and Delivery. Company represents that this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of Company enforceable in accordance with the terms hereof (subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles).

ARTICLE 4

MISCELLANEOUS

4.1          Release. As a material inducement to Company to enter into this Agreement, and in consideration of the Purchase Price and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Shareholder, on behalf of herself and her current and former affiliates, partners, fiduciaries, heirs, agents, representatives, attorneys and all persons acting by, through, under or in concert with any of them, hereby irrevocably and unconditionally release, acquit, and forever discharge Company, and each of its respective predecessors, parents, subsidiaries, affiliates, divisions, any related entity, successors and assigns, and all of their current and former agents, officers, directors, shareholders, partners, employees, members, trustees, fiduciaries, representatives, attorneys and all persons acting by, through, under or in concert with any of them, (collectively, the “Released Parties”) from any and all claims, suits, charges, complaints, liabilities, obligations, promises, agreements, damages, causes of action, demands, losses, debts, attorneys fees and expenses of any nature whatsoever, known or unknown which Shareholder has, had or claims to have against any Released Party up to and including the date Shareholder signs this Agreement, or any other matter related to Shareholder’s ownership of the Shares or otherwise related to Shareholder being a stakeholder of Company, except for obligations of Company arising hereunder to pay the Purchase Price.

4.2          Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. No person or entity other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement. No party hereto may assign its rights under this Agreement without the prior written consent of the other party hereto.

4.3          Amendment and Waiver. No failure or delay on the part of Company or Shareholder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to Company or each Shareholder at law, in equity or otherwise. Any amendment, supplement or modification of or to any provision of this Agreement and any waiver of any provision of this Agreement shall be effective only if it is made or given in writing and signed by Company and Shareholders.

4.4          Entire Agreement and Amendment. This Agreement constitutes the entire agreement of the parties hereto and supersedes any and all prior negotiations, correspondence, understandings and agreements between the parties hereto with respect to the subject matter hereof.

4.5          Governing Law; Jurisdiction and Venue. This agreement, and any matter or dispute arising hereunder or in connection with this Agreement, will be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without giving effect to conflict of laws or principles thereof. Each party hereto irrevocably consents to the exclusive jurisdiction of any state courts of the Commonwealth of Massachusetts and any federal court located in the Commonwealth of Massachusetts, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of, or in connection with, this agreement or any of the transactions contemplated hereby. Each party hereby expressly waives any and all rights to bring any suit, action or other proceeding in or before any court or tribunal other than those located in the Commonwealth of Massachusetts. In addition, each party consents to the service of process by personal service or any other manner in which notices may be delivered hereunder in accordance with this agreement.

4.6          Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. If any event, all other provisions of this Agreement shall be deemed valid and enforceable to the fullest extent practicable.

4.7          Headings. The headings appearing at the beginning of sections contained herein have been inserted for the convenience of the parties hereto and shall not be used to determine the construction or interpretation of this Agreement.

4.8          Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in counterparts, all of which will be considered one and the same agreement.

4.9          Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any governmental authority or any other person or entity) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the dates set forth below.

YOUR INTERNET DEFENDER INC.

By:	David M. Handler
David M. Handler
Chief Executive Officer

SHAREHOLDERS:

/s/ Susan Coyne
Susan Coyne
Number of Shares Sold: 31,099,300

/s/ Teresa Bray
Teresa Bray
Number of Shares Sold: 44,400